EXHIBIT 10.5
                           MARKETING RIGHTS AGREEMENT
                                       FOR
                                TEN STATE REGIONS

This Marketing Rights Agreement ("Agreement") is made and entered into as of the ____ day of __________, 2003 (the "Effective Date") by and between AmeriGroup, Inc. (the "Company"), a Nevada corporation, and Itzyourmall _______________ Region, LLC. and/or nominee (jointly the "Region Owner"), who intend by this Agreement to establish an arrangement between the parties that allows Region Owner the exclusive right to sell and distribute the products identified in Exhibit A (the "Products") within the Region identified in Exhibit B (the "Region"). For the purposes of this Agreement, the _____________ Region is a geographic area comprised of ten U.S. States as set forth in Exhibit B. Accordingly, the parties agree as follows:

1.  APPOINTMENT  AND  TERM

     1.1 Upon payment for the marketing rights for each portion of the Region as set forth on Exhibit B, the Company appoints Region Owner as an exclusive distributor for the Products in that portion of the Region. The Region Owner's appointment is for a term that shall be perpetual as long as minimum distribution standards are met or unless otherwise terminated as provided in this Agreement.

     1.2 The appointment of Region Owner is personal to Region Owner and accordingly: (i) the rights, duties and privileges of Region Owner under this Agreement are not assignable in any way whatsoever without the prior written consent of the Company, which consent will not be unreasonably withheld, conditioned,  or  delayed;  and  (ii) Region Owner may not appoint, delegate to,
                         -
authorize or in any way whatsoever empower any other party to act on Region Owner's behalf under this Agreement without the prior written consent of the Company, which consent will not be unreasonably withheld, conditioned, or delayed. The Company's consent shall be conditioned solely on the Company's approval of the general reputation of the proposed assignee.

1.3 During any period of time that this Agreement is in effect, Region Owner shall have a first right of refusal to act as Region Owner within the Region for any product sold by the Company or any of its subsidiaries, pursuant to terms and conditions negotiated between the parties but not less favorable than terms and conditions offered by the Company for the distribution of the same products in any other Region.

2.  REGION  OWNER  RESPONSIBILITIES  AND  LIMITATIONS

     2.1 Both parties acknowledge that open communications and the sharing of information are important to fully develop the market, gain insight into the market's needs and develop appropriate market strategies. It is a further desire of the Company to facilitate an open and direct communication between the end-user customer ("Customer") and the Company. To this end, the parties agree to cooperate and openly communicate

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with each other in furtherance of these
objectives, and Region Owner further agrees to use its best efforts to facilitate such communication and contact between Customer and the Company.

2.2 Region Owner will use its best efforts to develop the Region market and promote the sales of Products within the Region. Region Owner will not without the Company' prior written consent, advertise or sell the Products outside the Region.

     2.3 The Company does not authorize Region Owner to make, nor will Region Owner make, any guaranty or warranty with respect to any Product except as the Company expressly authorizes in writing.

2.4 Without the prior written authorization of the Company, Region Owner shall not for the entire term of this Agreement and for a period of two years following the termination of this Agreement, represent, market or sell any products which are in competition with the Products. The Company, in its sole discretion, will determine whether any products offered or to be offered by Region Owner competes with the Products.

In addition, Region Owner will provide to the Company from time to time and upon the Company's request, any information regarding:

(a) the infringement, perceived infringement, unauthorized manufacture, use or misuse of the Company' intellectual property, Proprietary Information and/or Products;

(b) activities within the Region marketplace that affect the sales of the Products;

(c) any inquiries or orders for any of the Products to be delivered outside the Region or for delivery in the Region for ultimate use outside the Region; and

(d)     any  observations  concerning  recurrent  issues  with  the  Products.

2.5 Region Owner will maintain information regarding the sale of each Product. Region Owner will also maintain all books of accounts, documents, correspondence, records, and the like, relating to any action involving the Products.

2.6 Region Owner agrees to carry out all of its obligations to the Company promptly and in good faith.

2.7 Region Owner agrees to keep and maintain, during the term of this Agreement and following its termination, all information, materials and documents provided by the Company that are not of a public nature as confidential. Region Owner agrees that it will not disclose any such information that comes into its possession or knowledge to any person other than with the prior written consent of the Company.

3.  RESPONSIBILITIES  AND  LIMITATIONS  OF  THE  COMPANY

3.1 The Company will provide technical and marketing information to Region Owner, as the Company deems appropriate in its sole discretion.

3.2 The Company will provide Region Owner training in the use and technical aspects of the Products as the Company deems appropriate in its sole discretion.

3.3 The Company agrees to carry out all its obligations to the Region Owner promptly and in good faith, and in every respect support Region Owner's sales efforts in the REGION.
                  ------

3.4 The Company agrees not to establish either a Company-owned distribution affiliate or another distribution arrangement within the Region without the written permission of the Region Owner, unless a material default occurs in the Region Owner's obligations pursuant to this Agreement. Further, the Company agrees not to operate a Company owned or controlled distribution affiliate or grant distribution rights for the operation of a business to be operated within Region Owner's Region, which Company-owned business would sell products carried by or similar to or competitive with the Products sold by the Region Owner.

3.5 In addition to the Region granted the Region Owner, the Region Owner shall be granted the right of first refusal of any new territories created in the contiguous areas of the Region. The Company covenants that no marketing arrangements will be created in these areas until thirty days after the Region Owner has been given written notice of the terms on which the Company intends to create such arrangements and until the Region Owner has refused or failed to exercise the option created in this provision.

4.  MINIMUM  NET  SALES

Region Owner shall meet the minimum sales requirements set forth in Exhibit C. In the event Region Owner does not achieve the agreed upon minimum sales, Region Owner shall be in breach of this Agreement. Upon such breach, the Company shall have the right but not the obligation to acquire the Region or portion thereof to which the breach relates back from the Region Owner upon payment back to the Region Owner of all consideration paid by Region Owner for the Region or portion thereof. This repurchase right shall exist in the Company for a period of six months. If the Company does not exercise its repurchase right, the Region Owner may cure the default during such six month period by completing the minimum sales requirement. If the default is not cured within the six month time period, the Company may allow the marketing rights to continue with the Region Owner for the Region or portion thereof or to terminate the same upon 30 days written notice, without any termination payment to the Region Owner.

5.  PRODUCTS,  PRICING,  PACKING,  TITLE

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5.1     The  Company may, in its sole discretion, effect any change with respect to the Product on Exhibit A, provided, that with respect to any material change the Company shall provide Region Owner with thirty (30) days prior written notice.

5.2 Prices for Products and the commissions to the Region Owners for the Products sold will be as set forth in the Region Owner price list (the "Region Owner Price List") as set forth on Exhibit D hereto and as may be amended by the Company from time to time. The Region Owner Price List may be changed without prior notice, and will be effective as of the effective date indicated thereon. Notwithstanding the right of the Company to make changes to the Region Owner Price List, in the event there is a change in any price to be charged to the Customer for any product, there shall be a pro rata change in the commission to be paid to the Region Owner for the sale of the product so that the commission remains the same percentage of the sales price.

6.  RELATIONSHIP  BETWEEN  THE  PARTIES

Both the Company and Region Owner are independent contractors, and no agency or other joint relationship is to be created or construed from this Agreement.

7.  NO  CONFLICTS  BY  REGION  OWNER

Region Owner warrants and represents that Region Owner is not subject to any contractual obligation or restraint that will interfere with Region Owner's right and ability to perform pursuant to the terms of this Agreement.

8.  DEFAULTS;  REMEDIES;  AND  TERMINATION

8.1 The Region Owner may terminate this Agreement at any time by sending written notice to the Company.

8.2 If either party breaches any commitment contained in or arising from this Agreement and fails to remedy the breach within sixty (60) days from the date of written demand to cure, the breaching party shall be deemed to be in default hereunder. Upon default, the non-defaulting party may do any of the following: (i) declare any unpaid sums owed to the non-defaulting party immediately due and payable;
(ii) suspend further performance by the non-defaulting party; and/or (iii) terminate this Agreement.

8.3 Termination of this Agreement terminates all further rights and obligations of the Company and Region Owner hereunder other than the following rights and obligations, all of which shall survive any termination of this
Agreement:

(a) Neither the Company nor Region Owner shall be relieved of their respective obligations to pay any money due the other party;

(b) The Company and the Region Owner shall not be relieved of any obligations as regards to maintaining Confidentiality and any Intellectual Property Indemnity; and

(c) For as long as the Company continues to supply the product sold by the Region Owner, the Region Owner shall be entitled to arrange for the annual renewal of any customer originally acquired by Region Owner and receive associated Region Owner fees for such renewal which shall be equal to the commission set forth on Exhibit D for obtaining the original sale.

8.4 Upon termination of this Agreement for whatever cause, Region Owner will immediately: (a) cease to engage in marketing and distribution activities as a distributor for the Company, and (b) cease representing in any manner that it is a distributor of the Company Products, including the termination of all use of the Company trademarks, service marks, or trade names. Nothing in this Section 8 shall change the rights and obligations of the parties stated elsewhere in this Agreement regarding default and termination.

9.  INTELLECTUAL  PROPERTY  INDEMNIFICATION

9.1 Region Owner agrees that the Company has the right to, and the Company agrees that it will at its expense, defend or at its option, settle any claim, suit, proceeding, or other action brought against Region Owner or its Customers for infringement of any United States or Canadian copyright, trademark, or other United States or Canadian intellectual Property right related to the Products or their use, subject to the limitations set forth in this Section. The Company must have sole control of any such proceeding or settlement negotiations in order to be held liable. The Company will not be liable for any costs, settlements or expenses incurred without its prior written authorization. The Company will pay any final judgment entered against Region Owner or its Customers based on such infringement so long as, and only if, the Company had complete control of all aspects of the legal proceeding.

9.2 The Company will be relieved of its obligations under Section 9.1 unless Region Owner or its Customers notify the Company promptly, in writing, of such action and gives the Company full information and assistance to settle and/or defend any such action. If relieved of its obligation under Section 9.1, the Company may assume such obligation upon written notice to the Region Owner.

9.3 The Company assumes no responsibility or liability for, and Region Owner agrees to indemnify and hold the Company harmless for any liability against the Region Owner or the Company caused by representations or actions by the Region Owner that go beyond representations and actions allowed by the Company or as Region Owner would reasonably believe to be allowed by the Company under the circumstances.

9.4 In the event of dissolution of Itzyourmall, Inc., the affairs of the Corporation shall be managed in accordance with the laws of Nevada. Any and all liability for product development and delivery shall be the sole and exclusive responsibility of Itzyourmall, Inc.,

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who shall indemnify any Region Owner from
third  party  claims  based  upon  lack  of  performance  by  Itzyourmall,  Inc.

10.     GENERAL  PROVISIONS

10.1 Entire Agreement. This Agreement, which includes the Exhibits, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions between them whether written or oral.

10.2 Assignment. Region Owner may not assign its rights under this Agreement without the prior written consent of the Company.

     10.3 Modifications and Waiver. With the exception of Exhibit D which may be unilaterally amended by the Company, this Agreement may not be modified except in writing, signed within the authority granted by each party, and shall not be modified, varied, superseded or construed in a particular manner due to any course of conduct, trade usage, custom or dealing or any statute or common law. It is expressly agreed and understood that the waiver by a party of its rights, or any portion of its rights, under this Agreement in any particular instance or instances, whether intentional or otherwise, shall not be construed us a continuing waiver which would prevent the subsequent enforcement of such rights, or as a waiver of any other rights hereunder.
     10.4 Heading . The headings of this Agreement are for convenience of reference only, and are not intended to be part of, nor to affect, the meaning or interpretation of this Agreement.

     10.5 Notice. All notices under this Agreement shall be deemed sufficient if sent by certified or registered mail (postage prepaid) with return receipt requested, overnight or air courier, facsimile, telex, or cable to the other party. Any such notice shall be deemed to have been received on the next business day if delivered by facsimile, telex, cable or overnight or air courier, and on the third business day after sending if by certified or registered U.S. or Canadian mail, return receipt requested.

     10.6 Severability. Whenever possible, each provision of the Agreement shall be interpreted in such a manner as to make it effective and valid under applicable law, but if any provision of the Agreement should be prohibited or invalid, in whole or in part, under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.7 Governing Law. This Agreement shall be governed by the substantive laws of the State of Nevada, U.S.A.

10.8 Attorney Fees. If any action is brought for the enforcement of any provision of this Agreement, the prevailing party shall be awarded its costs and reasonable attorney

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fees.

10.9 Time of Essence. Time is of the essence with respect to the performance of duties under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives or officers, effective as of the day and year indicated above.

REGION  OWNER
Itzyourmall  _______________  Region,  LLC

_____________________________________
By:

ITZYOURMALL,  INC.

_____________________________________
By:  Gary  Whiting
Its:   President